UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2006; March 27, 2006

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2006, R&G Financial Corporation (the “Company”) announced by press release that it had entered into a Securities Purchase Agreement by and among the Company, its wholly-owned Florida subsidiary, R&G Acquisition Holdings Corporation (“RAC”), and certain investors named therein (the “Investors”) (the “Securities Purchase Agreement”) pursuant to which the Company will sell, through RAC, at a closing to be held today, 150,000 shares of non-cumulative perpetual, Series A preferred stock, par value $0.01 per share, at a purchase price of $1,000.00 per share (the “Series A Preferred Stock”) for a total purchase price of $150 million. The Series A Preferred Stock is being sold to the Investors in a private offering, pays a 9.5% annual dividend rate, which is payable in quarterly installments, and is non-callable for seven years, except in certain circumstances including a change of control of the Company, RAC or its wholly-owned subsidiary, R-G Crown Bank, FSB (“R-G Crown”), subject to regulatory approval. RAC’s Series A Preferred Stock has the same priority with respect to dividends and rights upon liquidation as the Company’s other outstanding series of preferred stock with respect to the Company. The Series A Preferred Stock has been structured to fully count as Tier 1 regulatory capital on consolidation. A copy of the Securities Purchase Agreement and the Certificate of Designation fixing and determining, the designation, voting power, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Series A Preferred Stock are filed as Exhibit 10.1 and 10.2 hereto, respectively. A copy of the Company’s press release with respect to the transaction is filed as Exhibit 99.1.

In connection with the issuance and sale of the 150,000 shares of Series A Preferred Stock, the Company is granting the Investors immediately exercisable warrants to purchase between an aggregate of 8 and 10 million shares of the Company’s common stock at an exercise price that will range from $12 - $14 per share (the “Warrants”). Initially, Warrants for 10 million shares will be issued at an exercise price of $12.00 per share. For every quarter that RAC pays its dividend on the Series A Preferred Stock, the number of the Warrants decreases by 250,000 (down to a minimum of 8 million shares) and the per share exercise price increases by $0.25 (up to a maximum of $14.00 per share). Conversely, if RAC fails to pay a quarterly dividend, the number of the Warrants correspondingly increases and the exercise price correspondingly decreases, but never to more than 10 million shares or less than a $12.00 per share exercise price. The ability of the Company and its subsidiaries to pay dividends is subject to the prior approval of its regulators. A copy of the form of Warrant is filed as Exhibit 10.3 hereto.

The Company, through RAC, is also granting the Investors Additional Purchase Rights Investments (“APRIs”) that provide the Investors with the right to monetize a 20% interest in the value of RAC and R-G Crown under circumstances described below. Pursuant to an Additional Purchase Rights Investment Agreement by and among the Company and the Investors, the APRIs have an initial aggregate value of $80 million. Beginning five years from the date of closing of the private placement (or earlier in the event of a change of control) and not later than ten years from the closing of the private placement, the Investors can require an appraisal of RAC or R-G Crown, which shall be based on the average of the public market value and the control sale value of the entity. Upon exercise of the APRIs, at the Company’s election, it may issue shares of the Company’s common stock or cash to the Investors equal to the greater of (i) 20% of the appraised value so determined; and (ii) $80 million, in each case minus the strike price. An aggregate of 8 million APRIs have been issued to the Investors at an exercise price of $10.00 per APRI. For every quarter that RAC shall fail to pay a dividend on the Series A Preferred Stock, the exercise price of the APRIs will decline by $0.4894375.

Under the various agreements, the Investors must pay for the exercise of the Warrants or the APIR through a corresponding reduction in the outstanding Series A Preferred Stock, subject to regulatory approval, thereby minimizing the dilutive impact of the exercise. A copy of the Additional Purchase Rights Investment Agreement is filed herein as Exhibit 10.4.

The Company and RAC have agreed not to take certain actions that would impair or jeopardize the investment made by the Investors. Thus, for so long as the Series A Preferred Stock is outstanding, RAC will not (i) pledge the common stock of R-G Crown or (ii) issue debt or equity senior to the Series A Preferred Stock without the permission of the holders of a majority in interest of the Series A Preferred Stock, except that outstanding indebtedness such as RAC’s trust preferred securities may be refinanced on more favorable terms. Further, the Company and RAC will not (A) permit R-G Premier Bank of Puerto Rico (“R-G Premier”), its Puerto Rico commercial bank, or R-G Crown to make distributions of dividends when the effect would cause them to not be “well capitalized” or at any time when the bank is not well capitalized under applicable regulations or (B) permit R-G Crown to engage in transactions with affiliates that would violate applicable regulations. If the Company or RAC violates either of the first two covenants, or if RAC incurs a loss of $100 million or more (or the investors incur a loss in value of RAC of $20 million or more) as the result of violations of the last two covenants (except, that with respect to the covenant on transactions with affiliates, the monetary penalty only applies to transactions where RAC or its subsidiary improperly purchases assets from an affiliate), the exercise price of the Company warrants declines to $1.00 per warrant, the exercise price of each APRI declines from $10.00 to $0.01, and the Company and RAC are required to use commercially reasonable best efforts to sell R-G Crown.

The Investors have been granted certain registration rights with respect to the Company warrants and the APRIs, which is set forth in a Registration Agreement between the Company, RAC and the Investors (the “Registration Agreement”). The Registration Agreement also provides for the registration of the Series A Preferred Stock under certain circumstances if the Company is not able to file a registration statement. The Registration Agreement is set forth as Exhibit 10.5 herein.

Finally, pursuant to the terms of the Securities Purchase Agreement, the Company is selling to RAC 4.8 million shares of the Company’s non-cumulative perpetual, Series E preferred stock, par value $0.01 per share, with an aggregate liquidation preference of $120 million (the “Series E Preferred Stock”), which has terms identical in all material respects to the RAC Series A Preferred Stock and which has the same priority and preference as to dividends and to distributions in liquidation as the other outstanding series of the Company’s preferred stock. The Company’s Series E Preferred Stock, which will eliminate upon consolidation in the Company’s audited consolidated financial statements, is the instrument which the Company will use to pay to RAC its proportionate share on the interest to be paid by RAC on the Series A Preferred Stock, and is based on the proceeds it is receiving. A copy of the Certificate of Designation with respect to the Company Series E Preferred Stock is filed with this report as Exhibit 10.6.

There was no relationship between the Investors and the Company or RAC prior to this transaction.

Item 3.02	Unregistered Sales Of Equity Securities.

Certain information required to be reported pursuant to this Item 3.02 has been provided above pursuant to Item 1.01 and is incorporated herein by reference. The Company retained Keefe, Bruyette & Woods, Inc. (“KBW”) to serve as its placement agent in connection with the private placement of the RAC Series A Preferred Stock, the Warrants and the APRIs. KBW received a placement agent fee equal to 5.5% of the gross proceeds raised in the private placement for its services in connection with the private offering.

The private offering has been conducted in reliance upon the exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Company has taken reasonable and customary steps to assure that each of the Investors is an “accredited investor” as that term is defined in Rule 501 of Regulation D. The Company did not offer or sell any of the securities issued and sold in the private offering by any form of general solicitation or general advertising, and the Company used reasonable care to assure that the Investors are not underwriters within the meaning of Section 2(11) of the Act by, among other things, affixing a legend on the certificates representing the RAC Series A Preferred Stock, the Warrants, the APRIs and the Company Series E Preferred Stock stating that the securities have not been registered under the Act and referring to the restrictions on transferability and sale of such securities.

The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company; provided, however that, to the extent that the Series A Preferred Stock becomes no longer fully eligible for Tier 1 capital treatment under applicable regulatory capital rules promulgated by the Board of Governors of the Federal Reserve System, such portion of the shares of Series A Preferred Stock, if any, as the Company may determine and as shall be acceptable to the Office of Thrift Supervision (“OTS”), shall be, upon five business days written notice to the holders thereof, exchangeable into preferred stock of R-G Crown, having identical terms to the terms of the RAC Series A Preferred Stock. The Company shall use its commercially reasonable best efforts to obtain OTS approval of any such exchange.

The Shares Of Series E Preferred Stock Are Not Convertible Into Or Exchangeable For Any Other Property Or Securities Of The Corporation.

Item 8.01	Other Events.

The Company indicated on March 31, 2006 that its previous common stock dividend of $0.09375 ($0.375 annualized) per share, which was paid on March 23, 2006, will be the last dividend paid on the common stock until the Company completes the restatement of its audited financial statements and gets current on its public reporting obligations for 2005 and 2006. With respect to the March dividend, Víctor Galán, the Company’s Chairman and Chief Executive Officer, again refused to accept any dividend on his shares of Class A common stock, which thereby facilitated a higher dividend payment to the Class B public stockholders than would otherwise have been the case. In taking such action, the board of directors at its March 29 board meeting determined that it was prudent and appropriate to suspend further dividend payments on the common stock to conserve the Company’s capital as it strives to complete its restatement and get current on its public reporting obligations.

The Company Also Indicated That, Pursuant To Its Outstanding Regulatory Orders With The Federal Government And The Commonwealth Of Puerto Rico, It Had Requested And Received Permission To Pay Its Dividend Obligations For April On Its Four Outstanding Series Of Preferred Stock And Four Of Its Trust Preferred Securities Issues, Which Have Payments Due In April.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1	Securities Purchase Agreement, dated as of March 27, 2006

10.2	Certificate of Designation of RAC - 9.5% Noncumulative Perpetual Preferred Stock, Series A

10.3	Warrant to Purchase Shares of Common Stock of R&G Financial Corporation

10.4	Additional Purchase Rights Investment Agreement, dated as of March 27, 2006

10.5	Registration Agreement, dated as of March 27, 2006

10.6	Certificate of Designation of the Company - 9.5% Noncumulative Perpetual Preferred Stock, Series E

99.1	Press Release issued on March 31, 2006 by R&G Financial Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: March 31, 2006	By:	/S/ Vicente Gregorio
Vicente Gregorio
Chief Financial Officer